We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement No. 333-11355 of Mity-Lite, Inc. on Form S-8 of our report dated May 2, 1997, appearing in this Annual Report on Form 10-KSB of Mity-Lite, Inc. for the year ended March 31, 1997.


Deloitte & Touche LLP
Salt Lake City, Utah
June 9, 1997